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Metris Receivables, Inc.                                          Metris Master Trust                              Monthly Report
Securityholders' Statement                                           Series 1999-1                                       Nov-1999
Section 5.2                                                                   Class A              Class B             Total
(i) Security Amount ..................................................     500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                  --                0.00
(iii) Security Interest Distributed ..................................       2,310,972.22                  --        2,310,972.22
(iv) Principal Collections ...........................................      26,143,784.52        2,585,649.05       28,729,433.57
(v) .Finance Charge Collections ......................................      10,977,694.07        1,085,706.01       12,063,400.07
       Recoveries ....................................................         538,432.27           53,251.54          591,683.82
       Interest Earned on Accounts ...................................               0.00                0.00                0.00
         Total Finance Charge Collections ............................      11,516,126.34        1,138,957.55       12,655,083.89
Total Collections ....................................................      37,659,910.86        3,724,606.60       41,384,517.46
       (vi) Aggregate Amount of Principal Receivables ................                 --                  --    4,951,095,302.26
       Invested Amount (End of Month) ................................     500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage ................................         10.0987755%          0.9987800%         11.0975555%
       Fixed/Floating Allocation Percentage ..........................         10.0987755%          0.9987800%         11.0975555%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00       49,450,550.00      549,450,550.00
       Average Daily Invested Amount .................................                 --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --               86.05%   4,479,217,106.73
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --                6.09%     316,909,316.91
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --                2.38%     123,988,737.86
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --                5.48%     285,067,173.44
Total Receivables ....................................................                 --              100.00%   5,205,182,334.94
          (viii) Aggregate Investor Default Amount ...................                 --                  --        4,794,790.23
         As a % of Average Daily Invested Amount
                (Annualized based on 365 days/year) ..................                 --                  --               10.62%
(ix) Charge-Offs .....................................................               0.00                0.00                0.00
(x) Servicing Fee ....................................................                 --                  --          903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................                 --                  --                0.00
(xii) Excess Funding Account Balance .................................                 --                  --                0.00
(xiii) New Accounts Added ............................................                 --                  --                   0
(xiv) Average Gross Portfolio Yield ..................................                 --                  --               28.02%
         Average Net Portfolio Yield .................................                 --                  --               17.41%
(xv) Minimum Base Rate ...............................................                 --                  --                7.94%
        Excess Spread ................................................                 --                  --                9.46%
(xvi) Principal Funding Account Balance ..............................                 --                  --                0.00
(xvii) Accumulation Shortfall ........................................                 --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --           June 2003
        Accumulation Period Length ...................................                 --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                  --                0.00
        Required Reserve Account Amount ..............................                 --                  --                0.00
        Available Reserve Account Amount .............................                 --                  --                0.00
        Covered Amount ...............................................                 --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                  --                0.00
(xxi) Policy Claim Amount ............................................                 --                  --                0.00


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